Exhibit No. 10.1

EXECUTION COPY

CUMULATIVE CONVERTIBLE SENIOR NOTE

AND WARRANT PURCHASE AGREEMENT

THIS CUMULATIVE CONVERTIBLE SENIOR NOTE AND WARRANT PURCHASE AGREEMENT (this “Agreement”) is made as of the 24th day of October, 2011 by and among COUPON EXPRESS, INC., a Nevada corporation (the “Company”), and the investors listed on Schedule A attached to this Agreement as amended from time to time (each a “Purchaser” and together the “Purchasers”).

WHEREAS, the Company desires to issue and sell, and Purchasers desire to purchase, Cumulative Convertible Senior Notes in substantially the form attached to this Agreement as Exhibit A (the “Notes”) which shall be convertible on the terms stated therein into equity securities of the Company, and warrants to purchase Common Stock, $0.001 par value (“Common Stock”), of the Company in substantially the form attached to this Agreement as Exhibit B (the “Warrants”). The Notes, the Warrants, the Shares (as defined below) and the Common Stock issuable upon conversion or exercise of such foregoing are collectively referred to herein as the “Securities.”

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.                  Purchase and Sale of Notes and Warrants.

1.1.            Sale and Issuance of Notes and Warrants.

(a)               The Company shall adopt and file with the Secretary of State of Nevada on or before the Closing (as defined below) the Amended Certificate of Incorporation in the form of Exhibit C attached to this Agreement (the “Amended Certificate”).

(b)               Subject to the terms and conditions of this Agreement, each Purchaser agrees to purchase at the Closing, and the Company agrees to sell and issue to each Purchaser at the Closing, (i) a Note in the principal amount set forth opposite such Purchaser’s name on the signature page, and (ii) a Warrant to purchase One Million Two Hundred Fifty Thousand (1,250,000) shares of Common Stock for each $25,000 of principal amount of Notes. The aggregate purchase price (the “Purchase Price”) of each Note and the accompanying Warrants shall be equal to 100% of the principal amount of such Note.

(c)      Each Purchaser has hereby delivered and paid concurrently herewith the aggregate Purchase Price set forth on the applicable signature page hereof required to purchase the Notes and Warrants subscribed for hereunder, which amount has been paid in U.S. Dollars by cash, wire transfer or check, subject to collection, to the order of the Company; provided, however, each Purchaser who is a holder of Series A Preferred Stock (as designated prior to the filing of the Amended

Certificate) has paid the relevant Purchase Price in the form of all of such shares of Series A Preferred Stock (as designated prior to the filing of the Amended Certificate).

(d)               Each Purchaser understands and acknowledges that the subscription under this Agreement is part of a proposed placement by the Company of up to $1,900,000 of Notes.

1.2.            Closing; Delivery.

(a)               The purchase and sale of the Notes and Warrants hereunder shall take place remotely via the exchange of documents and signatures, at 12:00 p.m. Eastern Time on the date hereof, or at such other time and place as the Company and the Purchasers mutual agree upon, orally or in writing (which time(s) and place(s) are each designated as the “Closing”). In the event there is more than one Closing, the term “Closing” shall apply to each such closing, unless otherwise specified herein.

(b)               At each Closing, the Company shall deliver to each Purchaser the Note and Warrant to be purchased by such Purchaser against (1) payment of the applicable Purchase Price therefore by check payable to the Company or by wire transfer to a bank designated by the Company, and (2) delivery of counterpart signature pages to such Note and Warrant.

1.3.            Use of Proceeds. In accordance the Company’s budget approved by the Company's Board of Directors and acceptable to the Lead Purchaser, the Company will use the proceeds from the sale of the Notes and Warrants hereunder solely (a) to fund general corporate expenses of the Company in the ordinary course of business; (b) to fund capital expenditures of the Company; (c) to fund working capital for sales and marketing of the Company; and (d) except as set forth in Section 2.2(e) of the Disclosure Schedule, to repay indebtedness of the Company; provided, however, no more than 15% of the proceeds from the sale of the Notes and Warrants hereunder (excluding any proceeds received in connection with the exchange of any securities of the Company) shall be used to repay such indebtedness.

1.4.            Defined Terms Used in this Agreement. In addition to the terms defined elsewhere in this Agreement, the following terms shall have the meanings set forth in this Section 1.4:

“Agreement” shall have the meaning set forth in the preamble to this Agreement.

“Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer or director of such Person that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

“Amended Certificate” shall have the meaning set forth in Section 1.1(a).

“Anti-Dilution Adjustments” shall have the meaning set forth in Section 2.41.

“Audit Opinion” shall have the meaning set forth in Section 2.29.

“Closing” shall have the meaning set forth in Section 1.2(a).

“Company” shall have the meaning set forth in the preamble to this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” shall have the meaning set forth in the recital to this Agreement.

“Common Stock Equivalents” means the issuance of any warrants, options, subscription or purchase rights with respect to shares of Common Stock and the issuance of securities convertible into or exchangeable, directly or indirectly, for shares of Common Stock, or the issuance of any warrants, options, subscription or purchase rights with respect to such convertible or exchangeable securities.

“Company Intellectual Property” means all patents, trademarks, service marks, tradenames, copyrights, licenses, software, slogans, domain names and other similar intangible assets (including any and all applications, registrations, extensions and renewals relating thereto), and all of the rights, benefits and privileges associated therewith, that are used by or are material to the Company.

“Disclosure Schedule” shall have the meaning set forth in Section 2.

“Environmental Laws” shall have the meaning set forth in Section 2.19.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Agreements” shall have the meaning set forth in Section 5.11.

“Hazardous Substance” shall have the meaning set forth in Section 2.19.

“Investors' Rights Agreement” means the agreement among the Company and the Purchasers and certain other stockholders of the Company dated as of the date of the Closing, in the form of Exhibit D attached to this Agreement.

“Key Employee” means each of the Company's Chief Executive Officer and the employees set forth in Section 1.4 of the Disclosure Schedule.

“Knowledge,” including the phrase “to the Company's knowledge,” shall mean the actual knowledge of the Company's officers and directors with the assumption that such officers and directors have made inquiry of the matters presented that is reasonable in the context of a development stage company with a limited number of employees.

“Lead Purchaser” means the Purchaser who purchases $1,000,000 of the up to $1,900,000 principal amount of Notes being sold under the Transaction Documents.

“Lien” means any lien, charge, encumbrance, security interest, right of first refusal, preemptive right or other restrictions of any kind.

“Material Adverse Effect” shall have the meaning set forth in Section 2.1.

“Material Permits” shall have the meaning set forth in Section 2.18.

“Note” shall have the meaning set forth in the recital to this Agreement.

“PCBs” shall have the meaning set forth in Section 2.19.

“Person” means any individual, corporation, partnership, trust, limited liability company, association, joint venture, government (or an agency or subdivision thereof) or other entity of any kind.

“Preferred Stock” shall have the meaning set forth in Section 2.2(b).

“Prohibited Transaction” means any (i) Short Sale, whether or not against the box, (ii) “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) with respect to the Common Stock, (iii) grant of any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derives any significant part of its value from the Common Stock or (iv) other attempt by a Person to hedge its position in the Common Stock.

“Purchase Price” shall have the meaning set forth in Section 1.1(b).

“Purchaser” shall have the meaning set forth in the preamble to this Agreement.

“Purchaser Party” shall have the meaning set forth in Section 6.3.

“Sarbanes Oxley” shall have the meaning set forth in Section 2.7.

“SEC” shall have the meaning set forth in Section 2.6.

“SEC Reports” shall have the meaning set forth in Section 2.29.

“Security Agreement” means that certain Security Agreement, dated as of October 24, 2011, made by the Company in favor of the Purchasers.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Series A Preferred Stock” shall have the meaning set forth in Section 2.2(b).

“Shares” means the shares of Series A Preferred Stock issued or issuable at the Closing or upon the conversion or exercise of any Securities.

“Short Sales” shall include all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Stock Plan” shall have the meaning set forth in Section 2.2(d).

“Subordination Agreement” means that certain Subordination Agreement, dated as of September 23, 2011, between the Company and the Purchasers.

“Trading Affiliate” means any Affiliate of a Purchaser which (i) had knowledge of the transactions contemplated hereby prior to the date hereof, (ii) has or shares discretion relating to such Purchaser’s investments or trading or information concerning such Purchaser’s investments, including in respect of the Notes, Shares and Warrants, or (iii) is subject to such Purchaser’s review or input concerning such Affiliate's investments or trading.

“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market or (ii) if the Common Stock is not listed or quoted on a Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the Pink OTC Markets Inc. (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i) and (ii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of The New York Stock Exchange, The American Stock Exchange, the NASDAQ Global Market, the NASDAQ Capital Market, the OTC Bulletin Board or other principal market on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the Investors' Rights Agreement, the Security Agreement, the Subordination Agreement, the Notes, the Warrants, the Amended Certificate and all other documents and agreements executed in connection with the transactions contemplated hereunder.

“Variable Rate Transaction” shall have the meaning set forth in Section 7.4.

“Warrant” shall have the meaning set forth in the recital to this Agreement.

2.                  Representations and Warranties of the Company. The Company hereby represents and warrants to each Purchaser that, except as set forth on the Disclosure Schedule attached as Exhibit E to this Agreement (the “Disclosure Schedule”), which exceptions shall be deemed to be part of the representations and warranties made hereunder, the following representations and warranties are true and complete as of the date of the Closing, except as otherwise indicated. The Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections and subsections contained in this Section 2, and the disclosures in any section or subsection of the Disclosure Schedule shall qualify other sections and subsections in this Section 2 only to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections and subsections.

2.1.            Organization. Good Standing, Corporate Power and Qualification. The Company is corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to own and use its properties and assets and to carry on its business as presently conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify could (i) have a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) have a material adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company or (iii) adversely affect the Company’s ability to perform on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”). No proceeding has been initiated in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

2.2.            Capitalization. The authorized capital of the Company will consist, immediately prior to the Closing, of:

(a)               800,000,000 shares of Common Stock, 267,906,199 shares of which are issued and outstanding immediately prior to the Closing. All of the outstanding shares of Common Stock have been duly authorized, duly and validly issued, fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws.

(b)               5,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”), (i) eighty (80), of which have been designated Series A Preferred Stock (“Series A Preferred Stock”). The rights, privileges and preferences of the Preferred Stock are as stated in the Amended Certificate and as provided by the Nevada General Corporation Law. All outstanding shares of Series A Preferred Stock as designated prior to the effectiveness of the Amended Certificate shall be exchanged for Notes on or prior to the initial Closing and the Company shall have no outstanding Series A Preferred Stock or Preferred Stock as of the initial Closing. The Company holds no treasury stock and no shares of Preferred Stock in its treasury. The Company has reserved seventy-six (76) shares of Series A Preferred Stock for issuance upon conversion of the Notes.

(c)               The Company has reserved (i) 95,000,000 shares of Common Stock for issuance upon exercise of the Warrants, (ii) 95,000,000 shares of Common Stock for issuance upon conversion of the Series A Preferred Stock issuable upon conversion of the Notes, (iii) 104,978,742 shares of Common Stock for issuance upon exercise of outstanding warrants, (iv) 750,000 shares of Common Stock for issuance as payment of interest on outstanding notes, and (v) 6,460,000 shares of Common Stock for issuance upon the conversion of outstanding notes. The amount of reserved shares of Common Stock indicated in this Section 2.2(c) does not include 10,000,000 shares of Common Stock issuable upon conversion of the Series A Preferred Stock (as designated prior to the filing of the Amended Certificate) existing prior to the Closing or 10,000,000 shares of Common Stock issuable upon exercise of warrants held by the holders of such Series A Preferred Stock, which in each case are being exchanged for Notes and Warrants under this Agreement in accordance with the Exchange Agreements.

(d)               The Company has reserved 20,000,000 shares of Common Stock for issuance to officers, directors, employees and consultants of the Company pursuant to its 2011 Non-Qualified Stock Option Plan duly adopted by the Board of Directors, subject to the approval by the Company stockholders (the “Stock Plan”). No options have been granted under the Stock Plan. The Company has furnished to the Purchasers complete and accurate copies of the Stock Plan and forms of agreements used thereunder. The Company has reserved 10,000,000 shares of Common Stock for issuance to Eric L. Kash upon the exercise of stock options granted to him under the Employment Agreement, dated November 10, 2008, between the Company and Eric L. Kash.

(e)               Section 2.2(e) of the Disclosure Schedule sets forth the capitalization of the Company immediately following the Closing, with such capitalization assuming the sale of $1,900,000 of Notes hereunder. Except for (i) the conversion privileges of the Notes and exercise privileges of the Warrants to be sold under this Agreement, (ii) the rights provided in the Investors' Rights Agreement, and (iii) the securities and rights described in Section 2.2(c), Section 2.2(d) and Section 4.13 of this Agreement and Section 2.2(e) of the Disclosure Schedule, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, Preferred Stock (including Series A Preferred Stock) or any securities convertible into or exchangeable for shares of Common Stock or Preferred Stock (including Series A Preferred Stock), or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of Common Stock, Preferred Stock (including Series A Preferred Stock) or any securities convertible into or exchangeable for shares of Common Stock or Preferred Stock (including Series A Preferred Stock) or redeem shares of Common Stock or Preferred Stock (including Series A Preferred Stock) or securities or rights convertible, exercisable or exchangeable into shares of Common Stock or Preferred Stock (including Series A Preferred Stock). The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement, except as disclosed in the SEC Reports (as defined below). The issue and sale of the Notes and Warrants under the Transaction Documents will not, immediately or with the passage of time, obligate the Company to issue shares of Common Stock, Preferred Stock (including Series A

Preferred Stock) or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities or otherwise trigger anti-dilution or similar provisions.

(f)                 The offers and sales of each of the outstanding securities of the Company, including, without limitation, the Common Stock, the Preferred Stock (including the Series A Preferred Stock), warrants to purchase shares of Common Stock options to purchase Common Stock and other securities convertible into or exchangeable for shares of Common Stock or Preferred Stock (including Series A Preferred Stock) were at all relevant times either registered under the Securities Act and the applicable state securities or blue sky laws or, based in part on the representations and warranties of the purchasers of such securities, exempt from such registration requirements.

2.3.            Subsidiaries. The Company does not own or control, directly or indirectly, any interest in any Person and is not a participant in any joint venture, partnership or similar arrangement.

2.4.            Authorization. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise carry out its obligations hereunder and thereunder. All corporate action required to be taken by the Company's Board of Directors and stockholders in order to authorize the Company to execute and deliver each of the Transaction Documents and to consummate the transactions contemplated hereby and thereby, including but not limited to the sale and issuance of the Notes and Warrants at the Closing and the Securities issuable upon the conversion or exercise of Securities has been taken and no further action is required by the Company, the Board of Directors or the Company's stockholders in connection therewith. Each Transaction Document, to which the Company is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors' rights generally, (ii) as the enforcement thereof may be limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Investors' Rights Agreement may be limited by applicable federal or state securities laws.

2.5.            Valid Issuance of Securities. The Notes and Warrants are duly authorized and, when issued, paid for and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens other than restrictions on transfer under the Transaction Documents and applicable state and federal securities laws. Assuming the accuracy of the representations and warranties of the Purchasers in Section 3 of this Agreement and subject to the filings described in Section 2.6(ii) below, the Notes and Warrants will be sold and issued in compliance with all applicable federal and state securities laws. The Shares and Common Stock issuable upon conversion or exercise of the Securities have been duly authorized and duly reserved for issuance, and upon issuance in accordance with the terms of the Amended Certificate, will be duly and validly issued, fully paid and nonassessable and free and clear of all Liens other than restrictions on transfer under the Transaction Documents and applicable federal and state securities laws. Based in part upon the representations and warranties of the Purchasers in Section 3 of this Agreement, and subject to Section 2.6 below, the Shares and Common Stock issuable upon conversion or exercise of the Securities will be issued in compliance with all applicable federal and state securities laws.

2.6.            Approvals, Consents and Filings. The Company is not required to obtain any consent, waiver, approval, order or authorization of, give notice to, or make any filing or registration, qualification, designation, declaration with, any federal, state or local governmental authority, regulatory or self-regulatory authority or other Person in connection with the execution, delivery and consummation by the Company of the transactions contemplated by the Transaction Documents, except for (i) the filing of the Amended Certificate, which will have been filed with the Secretary of State of the State of Nevada as of the Closing and (ii) the filing of Form D with the Securities and Exchange Commission (the “SEC”), all of which have been made or will be made in a timely manner.

2.7.            Litigation. Except as set forth in Section 2.7 of the Disclosure Schedule, there is no claim, action, suit, inquiry, proceeding, arbitration, complaint, charge or investigation pending or, to the Company's knowledge, threatened, (i) against or affecting the Company, its properties and assets or any officer, director or any Key Employee of the Company; (ii) that questions the legality, validity or enforceability of any of the Transaction Documents or the right of the Company to enter into them, or to consummate the transactions contemplated by the Transaction Documents, including, without limitation the issuance or sale of the Securities; or (iii) that could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Neither the Company nor, to the Company's knowledge, any of its officers, directors or any Key Employee is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality (in the case of officers, directors or any Key Employee, such as could have a Material Adverse Effect). There is no claim, action, suit, inquiry, proceeding, arbitration, complaint, charge or investigation by the Company pending or which the Company intends to initiate. The foregoing includes, without limitation, claims, actions, suits, inquiries, proceedings, arbitration, complaints, charges or investigations pending or, to the Company’s Knowledge, threatened involving the prior employment of any of the Company's employees, such employee’s services provided in connection with such employment, or any information or techniques allegedly proprietary to any of such employee’s prior employers, or such employee’s obligations under any agreements with any of such employee’s prior employers. Neither the Company nor any of its directors or officers, is or has been the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the Company’s knowledge, there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act. No attorney representing the Company, whether or not employed by the Company, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Company’s Board of Directors or any committee thereof or to any director or officer of the Company pursuant to Section 307 of the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes Oxley”), and the SEC’s rules and regulations promulgated thereunder, and the Company is and, at all times has been in material compliance with all provisions of Sarbanes Oxley which are and have been applicable to it. Since October 31, 2010, there have been no internal investigations regarding accounting or revenue recognition discussed with, reviewed by or initiated at the direction of the Company’s chief executive officer, principal financial officer, the board or any committee thereof.

2.8.            Intellectual Property. Section 2.8 of the Disclosure Schedule sets forth as of the date hereof, a true and complete list of the Company Intellectual Property. The Company owns, or has valid and enforceable licenses for, or other enforceable rights to use, the Company Intellectual Property that is used by or is material to the Company, except where the failure to own, license or have such enforceable rights could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Person has, to the Company's knowledge, rights to any Company Intellectual Property, except for, and to the extent of, the ownership rights of the owners of the Company Intellectual Property that is licensed to the Company and the license rights of any third parties to which any of the Company Intellectual Property is licensed. To the Company's knowledge, there is no infringement by any Person of any Company Intellectual Property. There is no pending or, to the Company's knowledge, threatened action, suit, proceeding, claim or other action by any Person challenging the Company's rights in or to any Company Intellectual Property, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding, claim or other action. The Company believes that it has the right to use, free and clear of material claims or rights of other persons, all of its customer lists, designs, computer software, systems, data compilations, and other information that are required for its products or its business as presently conducted or proposed to be conducted. There is no pending or, to the Company's knowledge, threatened action, suit, proceeding, claim or other action by any Person challenging the validity, enforceability or scope of any Company Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding, claim or other action. There is no pending or, to the Company's knowledge, threatened action, suit, proceeding, claim or other action by any Person that the Company or any of its directors or employees infringes or otherwise violates, any patents, trademarks, service marks, tradenames, copyrights, licenses, software, slogans, domain names and other similar intangible assets (including any and all applications, registrations, extensions and renewals relating thereto), and all of the rights, benefits and privileges associated therewith, of others. The Company believes it has taken such reasonable steps as are required in accordance with sound business practice and business judgment to establish and preserve its ownership of all material Company Intellectual Property.

2.9.            Title to Assets. The Company has good and marketable title in fee simple to all real property that is owned by it or that is material to its business and good and marketable title to all personal property owned by it or that is material to its business, in each case free and clear of all Liens, except for Liens that do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company. Any real property and facilities or personal property held under lease by the Company are held by it under valid, subsisting and enforceable leases or license agreements with which the Company is in compliance.

2.10.        Compliance with Other Instruments. The Company is not in violation or default (and no event has occurred that with notice or lapse of time or both would become a default) (i) of any provisions of its Amended Certificate or Bylaws or other organizational or charter documents, (ii) of any instrument, judgment, order, writ or decree of any court, arbitrator or governmental, regulatory or self-regulatory authority to which the Company is subject, (iii) except to the extent of the indebtedness specified in Section 5.13, under any note, credit facility, indenture, debt or mortgage, or (iv) under any lease, agreement, contract, purchase order or other instrument to which the Company is a party or by which any property or assets of the Company is bound or affected that is required to be listed on the Disclosure Schedule or of any provision of federal or state statute, rule or regulation applicable to the Company, the violation of which could have a Material Adverse Effect.

2.11.        No Conflicts. The execution, delivery and performance by the Company of the Transaction Documents, the issuance and sale of the Notes and Warrants and the consummation by the Company of the transactions contemplated by the Transaction Documents do not and will not (i) conflict with or violate any provision of the Company's Amended Certificate, Bylaws or other organizational or charter documents, (ii) except to the extent of the indebtedness specified in Section 5.13, conflict with, violate or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, indenture, debt or other instrument or other understanding to which the Company is a party or by which any property or assets of the Company is bound or affected, or (iii) conflict with or result in a violation of any law, statute, rule, regulation, ordinance, order, judgment, injunction, decree or other restriction of any court or governmental, regulatory or self-regulatory authority to which the Company is subject (including, without limitation, federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected.

2.12.        Agreements; Actions.

(a)               Except for the Transaction Documents, or as set forth in Section 2.12 of the Disclosure Schedule, there are no agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party or by which any of the property or assets of the Company is bound that involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $25,000, (ii) the license of any patents, trademarks, service marks, tradenames, copyrights, licenses, software, slogans, domain names or other proprietary rights to or from the Company, (iii) the grant of rights to manufacture, produce, assemble, license, market, or sell its products to any other Person that limit the Company's exclusive right to develop, manufacture, assemble, distribute, market or sell its products, or (iv) indemnification by the Company with respect to infringements of any proprietary rights set forth in this Section 2.12.

(b)               The Company has not, except to the extent of the indebtedness specified in Section 5.13, (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii)

incurred any outstanding indebtedness for money borrowed or incurred any other outstanding liabilities individually in excess of $25,000 or in excess of $100,000 in the aggregate, except as set forth in Section 2.13(b), (iii) made any loans or advances to any Person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business. For the purposes of subsections (a) and (b) of this Section 2.12, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same Person (including Persons the Company has reason to believe are affiliated with each other) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsection.

(c)               The Company is not a guarantor or indemnitor of any indebtedness of any other Person.

2.13.        Certain Transactions.

(a)                  Other than (i) standard employee benefits generally made available to all employees, (ii) the Transaction Documents (iii) approved in the written minutes of the Board of Directors (previously provided to the Purchasers or their counsel), or (iv) there are no agreements, understandings or proposed transactions between the Company and any of its current officers, directors, consultants or Key Employee, or any Affiliate thereof.

(b)                  Except for salary to the Chief Executive Officer, Eric L. Kash, the Company is not indebted, directly or indirectly, to any of its directors, officers or employees or to their respective spouses or children or to any Affiliate of any of the foregoing, other than in connection with expenses or advances of expenses incurred in the ordinary course of business or employee relocation expenses and for other customary employee benefits made generally available to all employees. None of the Company's directors, officers or employees, or any members of their immediate families, or any Affiliate of the foregoing are, directly or indirectly, indebted to the Company or, to the Company’s knowledge, have any (i) material commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship with any of the Company’s customers, suppliers, service providers, joint venture partners, licensees and competitors, (ii) direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company except that directors, officers or employees or stockholders of the Company may own stock in (but not exceeding two percent (2%) of the outstanding capital stock of) publicly traded companies that may compete with the Company or (iii) financial interest in any material contract with the Company.

2.14.        Stockholders' Rights. Except as provided in the Investors' Rights Agreement, the Company is not under any obligation, and the transactions contemplated hereby will not trigger any obligation, to register under the Securities Act any of its currently outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding securities, and no stockholder of the Company has entered into any agreement with the Company with respect to pre-emptive rights, right of participation, right of maintenance or similar right, or information and inspection rights. No stockholder of the Company has entered into any agreement with the Company with respect to the voting of capital shares of the Company. To the Company's knowledge, except as set forth in the Investors' Rights Agreement, no stockholder of the Company has entered into any agreement with any other stockholder of the Company with respect to rights of first refusal and co-sale rights.

2.15.        Absence of Liens. The property and assets that the Company owns are free and clear of all mortgages, deeds of trust, liens, loans and encumbrances, except for statutory liens for the payment of current taxes that are not yet delinquent and encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances other than those of the lessors of such property or assets.

2.16.        Employee Matters.

(a)               As of the date hereof, the Company employs 3 full-time employees and engages 6 consultants or independent contractors.

(b)               None of the Company’s employees or consultants is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would materially interfere with such employee's or consultant's ability to promote the interest of the Company or that would conflict with the Company's business. Neither the execution or delivery of the Transaction Documents, nor the carrying on of the Company's business by the employees and consultants of the Company, nor the conduct of the Company's business as now conducted and as presently proposed to be conducted, will conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee or consultant is now obligated.

(c)               Except to its Chief Executive Officer, Eric L. Kash, the Company is not delinquent in payments to any of its employees, consultants, or independent contractors for any wages, salaries, commissions, bonuses, or other direct compensation for any service performed for it to the date hereof or amounts required to be reimbursed to such employees, consultants, or independent contractors. The Company has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment, including those related to wages, hours, worker classification, and collective bargaining. The Company has withheld and paid to the appropriate governmental entity or is holding for payment not yet due to such governmental entity all amounts required to be withheld from employees of the Company and is not liable for any arrears of wages, taxes, penalties, or other sums for failure to comply with any of the foregoing.

(d)               To the Company's knowledge, no Key Employee intends to terminate his employment with the Company or is otherwise likely to become unavailable to continue as a Key Employee, nor does the Company have a present intention to terminate the employment of any of the foregoing. Except as required by law, upon termination of the employment of any such employees, no severance or other payments will become due. The Company has no policy, practice, plan, or program of paying severance pay or any form of severance compensation in connection with the termination of employment services.

(e)               The Company has not made any representations regarding equity incentives to any officer, employees, director or consultant that are inconsistent with the share amounts and terms set forth in the minutes of meetings of the Company's Board Of Directors.

(f)                 Section 2.16(f) of the Disclosure Schedule sets forth each employee benefit plan maintained, established or sponsored by the Company, or which the Company participates in or contributes to, which is subject to the Employee Retirement Income Security Act of 1974, as amended.

(g)               The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the Company’s knowledge, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the Company's knowledge, threatened, which could have a Material Adverse Effect, nor is the Company aware of any labor organization activity involving its employees.

(h)               To the Company’s knowledge, no Key Employee has been (a) subject to voluntary or involuntary petition under the federal bankruptcy laws or any state insolvency law or the appointment of a receiver, fiscal agent or similar officer by a court for his business or property; (b) convicted in a criminal proceeding or named as a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (c) subject to any order, judgment, or decree (not subsequently reversed, suspended, or vacated) of any court of competent jurisdiction permanently or temporarily enjoining him from engaging, or otherwise imposing limits or conditions on his engagement in any securities, investment advisory, banking, insurance, or other type of business or acting as an officer or director of a public company; or (d) found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated any federal or state securities, commodities, or unfair trade practices law, which such judgment or finding has not been subsequently reversed, suspended, or vacated.

(i)                  The Company is in compliance with all federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

2.17.        Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company is engaged. The Company has in full force and effect fire and casualty insurance policies with coverage, sufficient in amount (subject to reasonable deductions) to allow it to replace any of its properties that might be damaged or destroyed. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

2.18.        Permits. The Company has all franchises, permits, licenses and any similar authority issued by the appropriate federal, state, local or foreign regulatory or self-regulatory authorities necessary for the conduct of its business, the lack of which could reasonably be expected to have a Material Adverse Effect (“Material Permits”). The Company is not in default under any of such franchises, permits, licenses or other similar authority and has not received any notice of proceeding relating to the revocation or modification of any Material Permit.

2.19.        Environmental and Safety Laws. Except as could not reasonably be expected to have a Material Adverse Effect, to its knowledge (a) the Company is and has been in compliance with all Environmental Laws (as defined below); (b) there has been no release or threatened release of any pollutant, contaminant or toxic or hazardous material, substance or waste, or petroleum or any fraction thereof, (each a “Hazardous Substance”) on, upon, into or from any site currently or heretofore owned, leased or otherwise used by the Company; (c) there have been no Hazardous Substances generated by the Company that have been disposed of or come to rest at any site that has been included in any published federal, state or local “superfund” site list or any other similar list of hazardous or toxic waste sites published by any governmental authority in the United States; and (d) there are no underground storage tanks located on, no polychlorinated biphenyls (“PCBs”) or PCB-containing equipment used or stored on, and no hazardous waste as defined by the Resource Conservation and Recovery Act, as amended, stored on, any site owned or operated by the Company, except for the storage of hazardous waste in compliance with Environmental Laws. The Company has made available to the Purchasers true and complete copies of all material environmental records, reports, notifications, certificates of need, permits, pending permit applications, correspondence, engineering studies, and environmental studies or assessments.

For purposes of this Section 2.19, “Environmental Laws” means any federal, state, local or foreign law, regulation, or other applicable requirement relating to (a) releases or threatened release of Hazardous Substances; (b) pollution or protection of employee health or safety, public health or the environment; or (c) the manufacture, handling, transport, use, treatment, storage, or disposal of Hazardous Substances.

2.20.        Directors and Officers. Immediately prior to the Closing, the directors of the Company will be Eric L. Kash, Herbert Sorocca, and James Tammaro, and as of the Closing, the authorized size of the Board of Directors of the Company shall be increased to five (5) members. As of the Closing, the Company shall (i) appoint the Lead Purchaser’s designee to the Board of Directors of the Company; (ii) add a fifth director, who will be independent, upon mutual agreement of the Lead Purchaser and the Company; and (iii) has no agreement, obligation or commitment with respect to the election of any individual or individuals to the Company's Board of Directors except as set forth in this Section 2.20, the Amended Certificate and Section 2.20 of the Disclosure Schedule. The Company covenants and agrees to take such actions a may be required to change the size of the Board of Directors of the Company in accordance with this Section 2.20. The only executive officer of the Company is Eric L. Kash. Eric L. Kash devotes his full business time and effort to the Company. All agreements, commitments and understandings of the Company, whether written or oral, with respect to any compensation to be provided to any of the Company’s directors or officers have been fully disclosed to the Purchasers.

2.21.        Disclosure

(a)               The Company confirms that neither it nor any Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that the Company believes constitutes material, non-public information; provided, however, that the Company makes no such representation with respect to the fact that the Company is entering into the Transaction Documents and intends to consummate the transactions contemplated hereby and thereby. The Company understands and confirms that the Purchasers will rely on the foregoing representations and covenants in effecting transactions in securities of the Company. Other than a confidentiality undertaking with respect to the transactions contemplated hereby, the Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3 hereof.

(b)               Each of the disclosures furnished by or on behalf of the Company to the Purchasers regarding the Company, its business and the transactions contemplated by the Transaction Documents (including, without limitation, the representations and warranties of the Company herein) is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

2.22.        Private Placement. Assuming the accuracy of the Purchasers' representations and warranties set forth in Section 3, no registration under the Securities Act or any state securities law is required for the offer and sale of the Notes and Warrants by the Company to the Purchasers as contemplated by the Transaction Documents, including the subsequent exercise of the Warrants, by virtue of the exemption provided by Rule 506 of the Securities Act.

2.23.        No Integrated Offering. Assuming the accuracy of the Purchasers' representations and warranties set forth in Section 3, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Shares and Common Stock to be integrated with prior offerings of the Company for purposes of (i) the Securities Act, in a manner which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

2.24.        Registration Rights. Except as provided in the Investors' Rights Agreement, no holder of any securities of the Company has any rights to require registration of any securities of the Company (including “piggy-back” registration rights).

2.25.        No General Solicitation. Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Notes or Warrants by any form of general solicitation or general advertising. The Company has offered the Notes and Warrants for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 of the Securities Act.

2.26.        Acknowledgement Regarding Purchasers' Purchase of Securities. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm's length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchaser's purchase of the Notes and Warrants. The Company further represents to each Purchaser that the Company's decision to enter into this Agreement and the Transaction Documents has been based solely on the independent evaluation of these transactions contemplated hereby by the Company and its representatives.

2.27.        Foreign Corrupt Practices Act. Neither the Company, nor to the Company’s knowledge, any agent or other Person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any Person acting on its behalf of which the Company is aware), which is in violation of law or (iv) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended.

2.28.        Rescission. No holder of any securities of the Company has any rights of rescission of similar rights with respect to such securities held by them.

2.29.        SEC Reports; Financial Statements.

(a)               The Company has filed or furnished all reports, schedules, forms, statements and other documents required to be filed or furnished by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, including its Quarterly Reports on Form 10-Q for the quarterly periods ended January 31, 2010, April 30, 2010, July 31, 2010, January 31, 2011, April 30, 2011 and July 31, 2011; and Annual Reports on Form 10-K for the years ended October 31, 2009 and October 31, 2010, copies of which have been made available to the Purchasers (the foregoing materials, including all exhibits thereto and documents incorporated by reference therein, copies of which have been made available to the Purchasers, being collectively referred to herein as the “SEC Reports”) on a timely basis or has timely filed a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except for Amendment No. 1 to the Quarterly Report on Form 10-Q for the quarterly period ended July 31, 2011, since the filing of the SEC Documents, no event has occurred that would require an amendment or supplement to any of the SEC Documents. The Company has not received any written comments from the SEC staff that have not been resolved to the satisfaction of the SEC staff.

(b)               The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles in the United States applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. The Company is not required to file and will not be required to file any agreement, note, lease, mortgage, deed or other instrument entered into prior to the date hereof and to which the Company is a party or by which the Company is bound that has not been previously filed as an exhibit (including by way of incorporation by reference) to its report schedules, forms, statements or other documents filed or furnished to the SEC under the Exchange Act. [Patrick Rodgers, CPA, PA,] who has expressed his opinion with respect to the financial statements included in the Company’s annual report on Form 10-K for the fiscal year ended October 31, 2010 (the “Audit Opinion”), is independent of the Company pursuant to the standards set forth in Rule 2-01 of Regulation S-X promulgated by the SEC, and such firm is an independent registered public accounting firm that was otherwise qualified to render the Audit Opinion under applicable law and the rules and regulation of the SEC. There is no transaction, arrangement or other relationship between the Company and an unconsolidated or other off-balance-sheet entity that is required to be disclosed by the Company in its reports pursuant to the Exchange Act that has not been so disclosed in the SEC Reports. Since October 31, 2009, neither the Company nor, to the Company’s knowledge, any director, officer or employee of the Company, has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or its internal accounting controls, including any complaint, allegation, assertion or claim that the Company has engaged in questionable accounting or auditing practices.

2.30.        Press Releases. The press releases disseminated by the Company during the one (1) year preceding the date of this Agreement do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading.

2.31.        Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock incentive plans. The Company does not have pending before the SEC any request for confidential treatment of information. Except for the issuance and sale of the Notes and Warrants contemplated by this Agreement, no event, liability or development has occurred or exists with respect to the Company or its business, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made.

2.32.        Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has timely filed and made available to the Purchasers all certifications and statements required by (x) Rule 13a-14 or Rule 15d-14 under the Exchange Act or (y) 18 U.S.C. Section 1350 (Section 906 of Sarbanes-Oxley) with respect to the Company’s SEC filings. The Company maintains disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the Exchange Act; such controls and procedures are effective to ensure that all material information concerning the Company is made known on a timely basis to the individuals responsible for the preparation of the Company’s SEC filings and other public disclosure documents; and the Company has evaluated the effectiveness of its internal accounting controls and disclosure controls and procedures in accordance with the Exchange Act and the rules and regulations promulgated thereunder and has disclosed any deficiencies or significant changes thereto in its SEC filings. The Company maintains internal control over financial reporting required by Rule 13a-14 or Rule 15d-14 under the Exchange Act; such internal control over financial reporting is effective and does not contain any material weaknesses.

2.33.        Solvency. (i) The Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

2.34.        Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchasers shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by an Purchaser pursuant to written agreements executed by such Purchaser which fees or commissions shall be the sole responsibility of such Purchaser) made by or on behalf of other Persons for fees of a type contemplated in this Section 2.34 that may be due in connection with the transactions contemplated by the Transaction Documents.

2.35.        Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to the Company’s knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration. Except as specified in the SEC Reports, the Company has not, in the two (2) years preceding the date hereof, received notice from any Trading Market to the effect that the Company is not in compliance with the listing or maintenance requirements thereof. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with the listing and maintenance requirements for continued listing of the Common Stock on its current Trading Market. The issuance and sale of the Securities under the Transaction Documents does not contravene the rules and regulations of the Trading Market on which the Common Stock is currently listed or quoted, and no approval of the shareholders of the Company thereunder is required for the Company to issue and deliver to the Purchasers the maximum number of Securities contemplated by the Transaction Documents.

2.36.        Investment Company. The Company is not, and is not an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

2.37.        Application of Takeover Protections. The Company has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Amended Certificate (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.

2.38.        No Additional Agreements. The Company does not have any agreement or understanding with any Purchaser with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

2.39.        Tax Status. The Company (i) has made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes), (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and for which the Company has made appropriate reserves on its books, and (iii) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations (referred to in clause (i) above) apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

2.40.        Corporate Documents. The Amended Certificate and Bylaws of the Company are in the form provided to the Purchasers, have been duly authorized and adopted and are in full force and effect. The copy of the minute books of the Company provided to the Purchasers contains minutes of all meetings of directors and stockholders and all actions by written consent without a meeting by the directors and stockholders since the date of incorporation and accurately reflects all material respects all actions by the directors (and any committee of directors) and stockholders with respect to all transactions referred to in such minutes.

2.41. Anti-Dilution Waivers. The Company agrees to use its best efforts to obtain waivers of the application of the Anti-Dilution Adjustments from the holders of various instruments issued prior to the date hereof that contain certain “weighted average ratchet” anti-dilution adjustments (the “Anti-Dilution Adjustments”) within 90 days from the date hereof. Such waiver shall be in a form acceptable to the Lead Purchaser and shall include waivers of the right of such holders to adjustments in the exercise or conversion price of such instruments and the amount of Common Stock or Common Stock Equivalents issuable upon the conversion or exercise thereof upon the application of such Anti-Dilution Adjustments, whether the right of such application arose prior to the date hereof or arises on or after the date hereof.

3.                  Representations and Warranties of the Purchasers. Each Purchaser hereby represents and warrants to the Company, severally and not jointly, that:

3.1.            Authorization. The Purchaser has full power and authority to enter into the Transaction Documents. The Transaction Documents to which the Purchaser is a party, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors' rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (b) to the extent the indemnification provisions contained in the Investors' Rights Agreement may be limited by applicable federal or state securities laws.

3.2.            Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser's representations to the Company, which by the Purchaser's execution of this Agreement, the Purchaser hereby confirms, that the Securities to be acquired by the Purchaser will be acquired for investment for the Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Securities. The Purchaser has not been formed for the specific purpose of acquiring the Securities.

3.3.            Disclosure of Information. The Purchaser has had an opportunity to discuss the Company's business, management, financial affairs and the terms and conditions of the offering of the Notes and Warrants with the Company's management and has had an opportunity to review the Company's facilities. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Purchasers to rely thereon.

3.4.            Restricted Securities. The Purchaser understands that the Securities have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser's representations as expressed herein. The Purchaser understands that the Notes and Warrants are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Securities indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Securities, for resale except as set forth in the Investors' Rights Agreement. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Purchaser's control, and which the Company is under no obligation and may not be able to satisfy.

3.5.            No Public Market. The Purchaser understands that the public market for the Securities is either limited or does not exist, and that the Company has made no assurances that a public market will ever exist for the Securities.

3.6.            Legends. The Purchaser understands that the Notes and Warrants and any securities issued in respect of or exchange for the Securities, may bear one or all of the following legends:

(a)               “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT

REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(b)               Any legend set forth in, or required by, the other Transaction Documents.

(c)               Any legend required by the securities laws of any state to the extent such laws are applicable to the Securities represented by the certificate so legended.

3.7.            Accredited Investor. Other than the Lead Purchaser, the Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

3.8.            Foreign Investors. If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Code), the Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares. The Purchaser's subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of the Purchaser's jurisdiction.

3.9.            Exculpation among Purchasers. The Purchaser acknowledges that it is not relying upon any Person, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. The Purchaser agrees that neither any Purchaser nor the respective controlling Persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable to any other Purchaser for any action heretofore taken or omitted to be taken by any of them in connection with the purchase of the Shares.

3.10.        Residence. If the Purchaser is an individual, then the Purchaser resides in the state or province identified in the address of the Purchaser set forth on Schedule A attached to this Agreement; if the Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of the Purchaser in which its principal place of business is identified in the address or addresses of the Purchaser set forth on Schedule A attached to this Agreement.

4.                  Additional Representations and Warranties of the Lead Purchaser. The Lead Purchaser hereby represents and warrants to the Company that (i) it has received the information required to be provided to it pursuant to Rule 502(b)(2) of the Securities Act, and (ii) it, alone or with its Purchaser Representative (as defined in Rule 501(h) of the Securities Act), has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the transactions contemplated by this Agreement and the other Transaction Documents.

5.                  Conditions to the Purchasers' Obligations at Closing. The obligations of each Purchaser to purchase Shares at the Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

5.1.            Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct in all respects as of the Closing.

5.2.            Performance. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in the Transaction Documents that are required to be performed or complied with by the Company on or before the Closing.

5.3.            Compliance Certificate. The Chief Executive Officer of the Company shall deliver to the Purchasers at the Closing a certificate certifying that the conditions specified in Sections 5.1, 5.2, 5.4 and 5.5 have been fulfilled.

5.4.            Qualifications. All authorizations, approvals or permits, if any, of any federal, state or local governmental authority, regulatory or self-regulatory authority or other Person that are required in connection with the lawful issuance and sale of the Securities pursuant to the Transaction Documents shall be obtained and effective as of the Closing.

5.5.            No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

5.6.            Adverse Changes. Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably would be expected to have or result in a Material Adverse Effect.

5.7.            No Suspensions of Trading in Common Stock; Listing. Trading in the Common Stock shall not have been suspended by the SEC or any Trading Market (except for any suspensions of trading of not more than one Trading Day solely to permit dissemination of material information regarding the Company) at any time since the date of execution of this Agreement, and the Common Stock shall have been at all times since such date listed for trading or quoted on a Trading Market.

5.8.            Transaction Documents. The Company and each Purchaser shall have executed and delivered the Transaction Documents to which it is a party. The Company shall have delivered the Notes and the Warrants to the Purchasers and such other documents relating to the transactions contemplated by the Transaction Documents as the Purchasers may reasonably request.

5.9.            Amended Certificate. The Company shall have filed the Amended Certificate with the Secretary of State of Nevada on or prior to the Closing, which shall continue to be in full force and effect as of the Closing.

5.10.        Consent of Holders of Series A Preferred Stock. The Company shall have delivered a Written Consent of the Holders of the Series A Preferred Stock of PSI Corporation in the form of Exhibit F attached to this Agreement executed by all holders of Series A Preferred Stock immediately prior to the Closing.

5.11.    Secretary's Certificate. The Secretary of the Company shall have delivered to the Purchasers at the Closing a certificate certifying (i) the Bylaws of the Company, (ii) resolutions of the Board of Directors of the Company approving the Transaction Documents and the transactions contemplated under the Transaction Documents, (iii) resolutions of the Board of Directors of the Company approving the Amended Certificate, and (iv) the written consent of the holders of Series A Preferred Stock (as designated prior to the filing of the Amended Certificate) approving the filing of the Amended Certificate, executing, delivering and performing under the Exchange Agreements with such holders in the form attached to such written consent (collectively, the “Exchange Agreements”) and the transactions contemplated under the Transaction Documents.

5.12.        Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to each Purchaser, and each Purchaser (or its counsel) shall have received all such counterpart copies of such documents as reasonably requested. Such documents may include good standing certificates.

5.13.        Indebtedness. The Company shall have no more than $1,200,000 of existing indebtedness to the noteholders identified in Section 2.2(e) of the Disclosure Schedule as of the Closing (excluding any indebtedness to the Purchasers).

5.14.        Business Plan and Budget. The Company shall have delivered a Business Plan and Budget acceptable to the Lead Purchaser and in the form attached hereto as Exhibit G.

6.                  Conditions of the Company's Obligations at Closing. The obligations of the Company to sell the Notes and Warrants to the Purchasers at the Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

6.1.           Representations and Warranties. The representations and warranties of each Purchaser contained in Section 3 shall be true and correct in all respects as of the Closing.

6.2.          Performance. The Purchasers shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before the Closing.

6.3.           Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Notes and Warrants pursuant to this Agreement shall be obtained and effective as of the Closing.

6.4.            Investors' Rights Agreement. Each Purchaser shall have executed and delivered the Investors' Rights Agreement.

7.                  Other Agreements of the Parties.

7.1.            Securities Laws Disclosure; Publicity. By 10:00 a.m. (New York City time) on the Trading Day immediately following the date of the Closing, the Company will issue a press release disclosing the execution of this Agreement. Within 4 business days of the date of the Closing, the Company will file with the SEC a Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby and including as exhibits thereto this Agreement (and the schedules thereto) and the form of Note attached hereto as Exhibit A, the form of Warrant attached hereto as Exhibit B and the form of Investors’ Rights Agreement. In addition, the Company will make such other filings and notices in the manner and time required by the SEC and the Trading Market on which the Common Stock is listed or quoted. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the SEC (other than the Registration Statement and any exhibits to filings made in respect of this transaction in accordance with periodic filing requirements under the Exchange Act) or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure.

7.2.            Anti-Takeover Provisions. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an “Acquiring Person” (or analogous terminology) under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving any Securities under the Transaction Documents or under any other agreement between the Company and the Purchasers.

7.3.            Indemnification of Purchasers. Subject to the provisions of this Section 7.3, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against a Purchaser, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchaser’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser may have with any such stockholder or any violations by the Purchaser of state or federal securities laws or any conduct by such Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance); provided; however, that with respect to indemnification rights arising out of claims not involving a third party, the Company’s total liability under this Section 7.3 shall be limited to the amount of investment in the Securities made by the Purchaser asserting rights hereunder plus the costs and expenses of such Purchaser for enforcing its rights hereunder. If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (i) for any settlement by an Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents.

7.4.            Subsequent Equity Sales. From the date hereof until the Lead Purchaser has terminated its beneficial ownership of any Securities, the Company shall be prohibited from effecting or entering into an agreement to effect any subsequent financing involving a “Variable Rate Transaction” without the prior written consent of the holders of (i) a majority of the Series A Preferred Stock, voting as a separate class, or (ii) if a majority of the outstanding aggregate principal amount of Notes shall not have been converted into Series A Preferred Stock at such time, a majority of the then outstanding aggregate principal balance of the Notes. The term “Variable Rate Transaction” shall mean a transaction in which the Company issues or sells (i) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into any agreement, including, but not limited to, an equity line of credit, whereby the Company may sell securities at a future determined price. Any Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages. Nothing herein shall prevent the Company from entering into agreements to issue securities based on the performance of businesses other than the Company’s or based on the performance of parties other than the Company pursuant to milestones or other performance targets.

7.5.            Form D and Blue Sky. The Company agrees to file a Form D with respect to the applicable Securities as required under Regulation D and to provide a copy thereof to each Purchaser promptly after such filing. The Company shall, on or before the date of the Closing, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the applicable Securities for sale to the Purchasers at each of the Closings pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of any such action so taken to the Purchasers on or prior to the date of the Closing. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the date of the Closing.

7.6.            Prohibited Transactions; Confidentiality after the Date hereof. Prior to the earlier to occur of (i) the termination of this Agreement, and (ii) the filing by the Company of a Current Report on Form 8-K disclosing the closing of the transactions contemplated hereby, each Purchaser, severally and not jointly with the other Purchasers, covenants that neither it nor any Trading Affiliate acting on its behalf or pursuant to any understanding with it shall not, and shall cause its Trading Affiliates not to, engage, directly or indirectly, in a Prohibited Transaction. Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company as described in Section 7.1, such Purchaser will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction), subject to timely disclosure by the Company in the Form 8-K filing required by Section 7.1 of any material non-public information concerning the Company or the transactions contemplated by the Transaction Documents disclosed to the Purchasers. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser's assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser's assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Notes and Shares covered by this Agreement.

7.7.            Insurance. Within 30 days after the date of the Closing, the Company shall amend its directors and officers insurance policy, including, without limitation, the amount of coverage thereunder, in a form and in such coverage amounts as acceptable to the Lead Purchaser.

7.8.            Bylaws. Within 30 days after the date of the Closing, the Company shall amend its bylaws to conform to the Transaction Documents in a form acceptable to the Lead Purchaser.

8.                  Miscellaneous.

8.1.            Expenses. Each Purchaser and the Company shall pay the

respective costs, fees and expenses (including the costs, fees and expenses of such party’s advisers, counsel, accountants and other experts, if any) incurred by such party in connection with the negotiation, preparation, execution, delivery and performance of the Transaction Documents; provided, however, the Company shall pay the costs, fees and expenses (including legal and accounting costs, fees and expenses) incurred by the Lead Purchaser and its designee in connection with the negotiation, preparation, execution, delivery and performance of the Transaction Documents (including, without limitation, the preparation and submission of any SEC filings and in connection with matters related thereto, whether incurred before, at or after Closing). The Company shall pay all stamp and other taxes and duties levied in connection with the issuance, sale, exercise and conversion of the Securities.

8.2.            Replacement of Shares or Warrants. If any certificate or instrument evidencing any Shares or Warrants is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction if requested, as well as any other documentation required by the Company's transfer agent. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Shares. If a replacement certificate or instrument evidencing any Shares or Warrants is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement

8.3.            Survival of Representations and Warranties. Unless otherwise set forth in this Agreement, the representations and warranties of the Company and the Purchasers contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Purchasers or the Company.

8.4.            Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

8.5.            Governing Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of law. EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHTS TO TRIAL BY JURY IN CONNECTION WITH ANY CLAIM, ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THE TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH PARTY HERETO HEREBY IRREVOCABLY AGREES THAT ANY SUCH CLAIM, ACTION, SUIT OR PROCEEDING MAY BE BROUGHT IN ANY NEW YORK STATE COURT OR UNITED STATES DISTRICT

COURT SITTING IN THE CITY OF NEW YORK, AND WAIVES ANY OBJECTION TO THE VENUE OF THE AFORESAID COURTS.

8.6.            Counterparts; Facsimile. This Agreement may be executed and delivered by facsimile or electronic (including PDF) signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.7.            Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.8.            Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (a) personal delivery to the party to be notified, (b) when sent, if sent by facsimile (with delivery confirmation) during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient's next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page or Schedule A attached to this Agreement, or to such facsimile number or address as subsequently modified by written notice given in accordance with this Section 8.8. If notice is given to the Company, a copy shall also he sent to Meyer, Suozzi, English & Klein, P.C., 990 Stewart Avenue, Suite 300, Garden City, New York 11530, Attention: Richard G. Satin, Esq., Facsimile: (516) 741-6706. If notice is given to the Lead Purchaser, a copy shall also be sent to Moses & Singer LLP, 405 Lexington Avenue, New York, New York 10174, Attention: Allan Grauberd, Esq., Facsimile: (917) 206-4381.

8.9.            No Finder's Fees. Each party represents that it neither is nor will be obligated for any finder's fee or commission in connection with this transaction. Each Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's or broker's fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which each Purchaser or any of its officers, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless each Purchaser from any liability for any commission or compensation in the nature of a finder's or broker's fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

8.10.        Amendments and Waivers. Except as otherwise set forth herein, any term of this Agreement may be amended, terminated or waived only with the written consent of the Company and either (i) the holders of a majority of the Series A Preferred Stock, voting as a separate class, or (ii) if a majority of the outstanding aggregate principal amount of Notes shall not have been converted into Series A Preferred Stock at such time, the holders of a majority of the then outstanding aggregate principal balance of the Notes. Any amendment or waiver effected in accordance with this Section 8.10 shall be binding upon the Purchasers.

8.11.        Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

8.12.        Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

8.13.        Entire Agreement. This Agreement (including the Schedules and Exhibits hereto), the Amended Certificate and the other Transaction Documents constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

8.14.        Remedies. Each Purchaser shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Purchasers. The Company therefore agrees that the Purchasers shall be entitled to seek specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security.

8.15.        Independent Nature of Purchaser's Obligations and Rights. The obligations of each Purchaser under the Transaction Documents are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. Each Purchaser, subject to any provision requiring the consent of a majority in interest to act, shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

8.16.        Moses & Singer. The Purchasers, other than the Lead Purchaser, acknowledge that Moses & Singer LLP has acted as legal counsel solely to the Lead

Purchaser and agree that they have had had adequate opportunity to seek legal representation to evaluate the transactions contemplated by this Agreement and the other Transaction Documents.

[Signature Pages Follow]

Execution Page for Cumulative Convertible Senior Note and Warrant Purchase Agreement for Individuals:

IN WITNESS WHEREOF, Purchaser has caused this Cumulative Convertible Senior Note and Warrant Purchase Agreement to be executed as of the date indicated below.

$________________________________________ Principal Amount _________________________________________ Print or Type Name _________________________________________ Signature

_____________________________________

Principal Amount of Senior Notes

_____________________________________

Print or Type Name (Joint-owner)

_____________________________________

Signature (Joint-owner)

_________________________________________ Date _________________________________________ Social Security Number	_____________________________________ Date (Joint-owner) _____________________________________ Social Security Number (Joint-owner)
_________________________________________ _________________________________________ Address __Joint Tenancy	_____________________________________ _____________________________________ Address (Joint-owner) __Tenants in Common

____Tenancy by the Entirety

Wiring Instructions:

Bank Name:

ABA #:

Acct #:

Acct. Name:

Partnerships, Corporations or Other Entities Execution Page for Cumulative Convertible Senior Note and Warrant Purchase Agreement:

IN WITNESS WHEREOF, Purchaser has caused this Cumulative Convertible Senior Note and Warrant Purchase Agreement to be executed as of the date indicated below.

$______________________________________ Total Purchase Price _______________________________________ Print or Type Name of Entity	________________________________________ Principal Amount of Senior Notes
______________________________________________________________________ Address
_______________________________________ Taxpayer I.D. No. (if applicable) By:____________________________________	________________________________________ Date ________________________________________ Print or Type Name and Indicate Title or Position with Entity
_______________________________________ Signature (other authorized signatory)	________________________________________ Print or Type Name and Indicate Title or Position with Entity

Wiring Instructions:

Bank Name:

ABA #:

Acct #:

Acct. Name:

Company Execution Page for Cumulative Convertible
Senior Note and Warrant Purchase Agreement

IN WITNESS WHEREOF, the Company has caused this Cumulative Convertible Senior Note and Warrant Purchase Agreement to be executed, and the foregoing subscription accepted, as of the date indicated below.

COUPON EXPRESS, INC.

By: /s/ Eric L. Kash

Name: Eric L. Kash

Title: Chief Executive Officer

Date: October 24, 2011